Exhibit 10.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of June 12, 2023 (this “Agreement”), is by and between Ovintiv Inc., a Delaware corporation (the “Company”), and NMB Stock Trust (the “Initial Holder”).

RECITALS

WHEREAS, as of April 3, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and among Black Swan Oil & Gas, LLC, a Delaware limited liability company, PetroLegacy II Holdings, LLC, a Delaware limited liability company, Piedra Energy III Holdings, LLC, a Delaware limited liability company, and Piedra Energy IV Holdings, LLC, a Delaware limited liability company, as sellers, Black Swan Permian, LLC, a Delaware limited liability company, Black Swan Operating, LLC, a Delaware limited liability company, PetroLegacy Energy II, LLC, a Delaware limited liability company, PearlSnap Midstream, LLC, a Texas limited liability company, Piedra Energy III, LLC, a Delaware limited liability company, and Piedra Energy IV, LLC, a Delaware limited liability company, as subject companies, Ovintiv USA Inc., a Delaware corporation, the Company and, solely in its capacity as sellers’ representative, NMB Seller Representative, LLC, a Delaware limited liability company (the “Sellers’ Representative”);

WHEREAS, on April 17, 2023, pursuant to Section 10(f) of the Purchase Agreement, the Sellers’ Representative designated NMB Stock Trust, a Delaware statutory trust, as the designee of the Sellers’ Representative to be the recipient of all shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issuable pursuant to the Purchase Agreement; and

WHEREAS, resales by the Initial Holder of the Common Stock may be required to be registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, depending upon the status of an Initial Holder or the intended method of distribution of the Common Stock.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I—DEFINITIONS

1.1 Definitions.

(a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1; provided, however, that capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

“Affiliate” means, with respect to any Person, any Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any Person. “Automatic Shelf Registration Statement” means an “Automatic Shelf Registration Statement,” as defined in Rule 405 under the Securities Act.

“Business Day” means any day on which the NYSE is open for trading.

“Change in Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a Person or group of affiliated Persons, of the Company’s voting securities if, after such transfer, such Person or group of affiliated Persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the board of directors of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Holder” means (i) the Initial Holder and (ii) any direct or indirect transferee of any such securityholder, including any securityholder that receives shares of Common Stock upon a distribution or liquidation of a Holder, who has been assigned the rights of the Initial Holder under this Agreement in accordance with Section 2.8.

“NYSE” means the New York Stock Exchange.

“Permitted Transferees” means, with respect to any Person, (i) any Affiliate of such Person, or (ii) any of such Person’s related investment funds or vehicles controlled or managed by such Person or an Affiliate of such Person.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Prospectus” means the prospectus (including any preliminary, final or summary prospectus) included in any Registration Statement, all amendments and supplements to such prospectus and all other material incorporated by reference in such prospectus.

“Overnight Underwritten Offering” means an underwritten offering that is launched after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

“Registrable Securities” means, at any time, the Common Stock issued to the Initial Holder pursuant to the Purchase Agreement, including any shares of Common Stock which may be issued or distributed in respect of such shares of Common Stock by way of conversion, concession, stock dividend or stock split or other distribution, recapitalization or reclassification or similar transaction; provided, however, that Registrable Securities shall cease to be Registrable Securities when (i) they have been distributed to the public pursuant to an offering registered under the Securities Act, (ii) (a) they have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or (b) with respect to any Holder, once such Holder (together with its Affiliates) owns less than 5% of the then-outstanding Common Stock and may legally distribute all of such Holder’s in one transaction without regard to Rule 144 (or any successor provision) under the Securities Act or the “current public information” requirements thereof, or (iii) they have been transferred or sold to any Person to whom the rights under this Agreement are not assigned in accordance with this Agreement.

“Registration Expenses” means all expenses (other than Selling Expenses) arising from or incident to the performance of or compliance with this Agreement, including: (i) SEC, stock exchange, Financial Industry Regulatory Authority, Inc. and other registration and filing fees; (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, messenger and delivery expenses; (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants, reserve engineers, and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort” letters required in connection with or incident to any registration); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on the NYSE (or NASDAQ or any other national securities exchange on which the Common Stock may then be listed, including the Toronto Stock Exchange) or the quotation of Registrable Securities on any inter-dealer quotation system; (vi) the reasonable documented fees and expenses incurred in connection with the road show, if any, for a Marketed Underwritten Shelf Takedown; and (vii) reasonable documented fees and expenses of counsel to the Holders; provided that, with respect to any offering, Registration Expenses shall only include such fees and expenses of one counsel to the Holders and one local counsel to the Holders per jurisdiction with respect to any offering (which, in each case, shall be chosen by the Holders of a majority of Registrable Securities to be included in such offering).

“Registration Statement” means any registration statement of the Company that covers the resale of any Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits, financial information and all other material incorporated by reference in such registration statement or Prospectus.

“Required Shelf Filing Deadline” means the date that is eighty-five (85) days following the date of this Agreement; provided, however, that if the Company is not (or the Company or the Holders reasonably expect that the Company will not be) a WSKI at any time during the period between the date of this Agreement and such eighty-fifth day, then the Required Shelf Filing Deadline shall be the date as near as possible to the date of such determination but in any event no later than the date that is thirty (30) days following the date of this Agreement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“Same-Day Offering” means an underwritten offering that is launched before the open of trading on one trading day and priced before the open of trading or after the close of trading on such same trading day.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Selling Expenses” means the underwriting fees, discounts and commissions, placement fees of underwriters, broker commissions and any transfer taxes, in each case, applicable to all Registrable Securities registered by the Holders and the fees and expenses of counsel engaged by any Holder (other than expenses for counsel that are the Company’s expense under the definition of Registration Expenses).

“Shelf Registration Statement” means a “shelf” registration statement of the Company that covers all the Registrable Securities (and may cover other securities of the Company) on Form S-3 and under Rule 415 under the Securities Act or, if the Company is not then eligible to file on Form S-3, on Form S-1 or any other appropriate form under the Securities Act, or any successor rule that may be adopted by the SEC, including without limitation any such registration statement filed pursuant to Section 2.1, and all amendments and supplements to such “shelf” registration statement, including post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“WKSI” means a well-known seasoned issuer (as defined in SEC Rule 405).

(b) For purposes of this Agreement, the following terms have the meanings set forth in the Sections indicated:

Term	Section
Advice	2.3
Agreement	Introductory Paragraph
ASR Filing	2.1(a)
Company Preemption	2.2(t)
Blackout Period	2.2(s)
Common Stock	Recitals
Company	Introductory Paragraph
Company Notice	2.1(c)
Demand Request	2.1(b)
Financial Counterparty	2.2(s)
Holder Lock-Up Period	2.14
Initial Holder	Introductory Paragraph
Lock-Up Period	2.5

Marketed Underwritten Shelf Takedown	2.1(b)
Material Adverse Effect	2.6(b)
Participating Majority	2.1(d)
Piggyback Underwritten Offering	2.6(a)
Purchase Agreement	Recitals
Records	2.2(l)
Requesting Holder	2.1(c)
Securities Act	Recitals
Seller Affiliates	2.6
Suspension Period	2.7(a)
Suspension Notice	2.3
Underwritten Shelf Takedown	2.1(b)

1.2 Other Definitional and Interpretive Matters. Unless otherwise expressly provided or the context otherwise requires, for purposes of this Agreement the following rules of interpretation apply.

(a) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

(b) Any reference in this Agreement to $ means U.S. dollars.

(c) Any reference in this Agreement to gender includes all genders, and words imparting the singular number also include the plural and vice versa.

(d) The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not affect, and should not be utilized in, the construction or interpretation of this Agreement.

(e) All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement.

(f) The words “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(g) The word “including” or any variation thereof means “including, but not limited to,” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

ARTICLE II—REGISTRATION RIGHTS

2.1 Shelf Registration.

(a) The Company will prepare and, on or prior to the applicable Required Shelf Filing Deadline, file (to the extent not previously filed) with the SEC a Shelf Registration Statement, registering for resale the Registrable Securities under the Securities Act subject to compliance by the Holders of the Registrable Securities with their obligations hereunder, including specifically those obligations set forth in Section 2.1(h). If at the time of such filing, the Company is a WKSI, then the Shelf Registration Statement shall be an Automatic Shelf Registration Statement on Form S-3 that becomes effective upon filing with the SEC in accordance with SEC Rule 462(e) (an “ASR Filing”). If the Shelf Registration Statement does not qualify as an ASR Filing, the Company shall use its commercially reasonable efforts to cause such Registration Statement to become or be declared effective as soon as practicable after the filing thereof and, in any event, within thirty (30) days after the filing thereof in the case of a Shelf Registration Statement on Form S-3 that is not an ASR Filing or, if Form S-3 is not then available, within forty-five (45) days after the filing thereof in the case of a Shelf Registration Statement on Form S-1 (or, in the case of either a Form S-3 that is not an ASR Filing or Form S-1, within sixty (60) days after the filing thereof if the SEC notifies the Company that it will “review” the Shelf Registration Statement; provided that, the Company will promptly respond to any and all comments received from the SEC, with a view towards causing such Shelf Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request promptly following the resolution or clearance of all SEC comments). Following the effective date of the Shelf Registration Statement that is not an ASR Filing, the Company shall notify the Holders of the effectiveness of such Shelf Registration Statement. The plan of distribution indicated in the Shelf Registration Statement will include all such methods of sale as any Holder may reasonably request in writing at least five Business Days prior to the filing of the Shelf Registration Statement and that can be included in the Shelf Registration Statement under the rules and regulations of the SEC. Until such time as all Registrable Securities cease to be Registrable Securities, the Company is no longer eligible to maintain a Shelf Registration Statement, or the provisions of this Agreement terminate in accordance with Section 3.1, the Company shall use its reasonable best efforts to keep current and effective such Shelf Registration Statement and file such supplements or amendments to such Shelf Registration Statement (or file a new Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement) when such preceding Shelf Registration Statement expires pursuant to the rules of the SEC) as may be necessary or appropriate to keep such Shelf Registration Statement continuously effective and useable for the resale of all Registrable Securities under the Securities Act. Any Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply in all material respects as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) Any one or more Holders of Registrable Securities may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, however, that the Holders, in the aggregate, will be entitled to make a demand (a “Demand Request”) for a total of only three Underwritten Shelf Takedowns in the aggregate and no more than two of such three Underwritten Shelf Takedowns during any 12-month period, and only if the proceeds from the sale of Registrable Securities in any such Underwritten Shelf Takedown (before the deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $200 million. At the request of such Holders, the plan of distribution for the Underwritten Shelf Takedowns shall include a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period not to exceed 24 hours (a “Marketed Underwritten Shelf Takedown”). Subject to the other limitations contained in this Agreement, the Company shall not be obligated hereunder to effect an Underwritten Shelf Takedown within 90 days after the closing of an Underwritten Shelf Takedown. If an Underwritten Shelf Takedown is not a Marketed Underwritten Shelf Takedown, the Company and its management will not be required to participate in a roadshow or other marketing effort. For the avoidance of doubt, an Underwritten Shelf Takedown shall not include an “at the market” program.

(c) The Demand Request for an Underwritten Shelf Takedown shall be made by the Holder or Holders making such request (the “Requesting Holder”) by giving written notice to the Company. The Demand Request shall specify the approximate number of Registrable Securities to be sold in such Underwritten Shelf Takedown and the expected price range of securities to be sold in such Underwritten Shelf Takedown. Within three Business Days (or one Business Day if the Demand Request is for an Overnight Underwritten Offering, Same-Day Offering or similar “bought deal”) after receipt of any Demand Request, the Company shall send written notice of such requested Underwritten Shelf Takedown to all other Holders of Registrable Securities (the “Company Notice”) and shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five Business Days (or one Business Day if the Demand Request is for an Overnight Underwritten Offering, Same-Day Offering or similar “bought deal”) after sending the Company Notice.

(d) The Company shall propose four or more nationally prominent firms of investment bankers reasonably acceptable to the Requesting Holder(s) to act as the managing underwriter or as other underwriters in connection with such Underwritten Shelf Takedown, from which the Participating Majority shall select the managing underwriter and the other underwriters. The “Participating Majority” shall mean, with respect to an Underwritten Shelf Takedown, the Holder(s) of a majority of the Registrable Securities requested to be included in such Underwritten Shelf Takedown. All Holders proposing to distribute their securities through such underwriting shall enter into a customary underwriting agreement with such underwriter or underwriters in accordance with Section 2.1(g). The Company will use its reasonable best efforts to cause members of senior management to cooperate with the underwriter(s) in connection with an Underwritten Shelf Takedown and make themselves available to participate in the marketing process in connection with such Underwritten Shelf Takedown as requested by the managing underwriter(s) and providing such additional information reasonably requested by the managing underwriter(s) (in addition to the minimum information required by law, rule or regulation) in any prospectus relating to an Underwritten Shelf Takedown.

(e) If the managing underwriter(s) for an Underwritten Shelf Takedown advise the Company and the participating Holders in writing that, in their opinion, marketing factors require a limitation of the amount of securities to be underwritten (including Registrable Securities) because the amount of securities to be underwritten is likely to have an adverse effect on the marketability of the offering, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the amount of Registrable Securities that may be included in the underwriting shall be allocated among the participating Holders, (i) first among the participating Holders as nearly as possible on a pro rata basis based on the total amount of Registrable Securities held by such Holders requested to be included in such underwriting and (ii) second to the extent all Registrable Securities requested to be included in such underwriting by the participating Holders have been included, to any other Persons pursuant to contractual registration rights as nearly as possible on a pro rata basis based on the total amount of Registrable Securities (as defined in the contractual registration rights) held by such other Persons requested to be included in such underwriting. The Company shall prepare preliminary and final prospectus supplements for use in connection with the Underwritten Shelf Takedown, containing such additional information as may be reasonably requested by the underwriter(s).

(f) Upon written notice to the Holders of Registrable Securities, the Company shall be entitled to suspend, for a period of time not to exceed the periods specified in Section 2.2(u) (each, a “Suspension Period”), the use of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference if: (i) the Company receives any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (ii) the SEC issues any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iii) the Company receives any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any United States jurisdiction, or the initiation or threatening of any proceeding for such purpose; or (iv) the board of directors, President & Chief Executive Officer or Executive Vice President & Chief Financial Officer of the Company determines in its reasonable good faith judgment that the Registration Statement contains an untrue statement of a material fact or omits any fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading or that any Prospectus includes an untrue statement of a material fact or omits any fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall use its good faith efforts to amend the Registration Statement or Prospectus to correct such untrue statement or omission as promptly as reasonably practicable, unless the board of directors, President & Chief Executive Officer or Executive Vice President & Chief Financial Officer of the Company determines in good faith that such amendment would reasonably be expected to have a materially detrimental effect on the Company. The Holders acknowledge and agree that written notice of any Suspension Period may constitute material non-public information regarding the Company and shall keep the existence and contents of any such written notice confidential.

(g) If requested by the managing underwriter(s) for an Underwritten Shelf Takedown, the Company shall enter into an underwriting agreement with the underwriters for such offering, such agreement to be in form and substance (including with respect to representations and warranties by the Company) as is customarily given by the Company to underwriters in an underwritten public offering, and to contain indemnities generally to the effect and to the extent provided in Section 2.7. The Holders of Registrable Securities participating in such Underwritten Shelf Takedown shall be parties to such underwriting agreement and shall be required to make customary representations and warranties, in each case subject to the reasonable and customary requirements of the managing underwriter(s), in connection with any such registration or transfer. No Holder may participate in an Underwritten Shelf Takedown unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, beneficial ownership information, powers of attorney, customary indemnities and other documents reasonably required by the managing underwriter(s) under the terms of such underwriting agreement. Each participating Holder may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations.

(h) Each of the Holders hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information regarding such Holder, its ownership of Registrable Securities and the disposition of such securities in connection with the preparation of the Registration Statement and any filings with any state securities commission as the Company may reasonably request, (b) to the extent required by the Securities Act, to deliver or cause delivery of the Prospectus contained in the Registration Statement, any amendment or supplement thereto, to any purchaser of Registrable Securities covered by the Registration Statement from the Holder and (c) if reasonably requested by the Company, to notify the Company of any sale of Registrable Securities by such Holder.

2.2 Registration Procedures. In connection with the registration and sale of Registrable Securities pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will:

(a) if the Registration Statement is not automatically effective upon filing, use reasonable best efforts to cause such Registration Statement to become effective as promptly as reasonably practicable, provided, however, such Registration Statement must become effective within the timeframes specified in Section 2.1(a);

(b) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(c) after the Registration Statement becomes effective, promptly notify each selling Holder of any request by the SEC that the Company amend or supplement such Registration Statement or Prospectus;

(d) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to keep the Registration Statement effective during the period set forth in, and subject to the terms and conditions of, this Agreement, and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement for the period required to effect the distribution of the Registrable Securities as set forth in Article II hereof;

(e) furnish to the selling Holders such numbers of copies of such Registration Statement, each amendment and supplement thereto, each Prospectus (including each preliminary Prospectus and Prospectus supplement) and such other documents as the Holder and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities;

(f) use its reasonable best efforts to register and qualify the Registrable Securities under such other securities or blue-sky laws of such jurisdictions in the United States as shall be reasonably requested by the Holders and any underwriter(s) and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders and any underwriter(s) to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, or subject itself to taxation in any such jurisdiction, unless the Company is already subject to taxation in such jurisdiction;

(g) use its reasonable best efforts to cause all such Registrable Securities to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar equity securities issued by the Company are then listed;

(h) enter into such customary agreements and take such other actions as the Holders shall reasonably request in order to expedite or facilitate the disposition of the Registrable Securities (including, in the case of a Underwritten Shelf Takedown or Piggyback Underwritten Offering, to agree, and to cause its directors and “executive officers” (as defined under Section 16 of the Exchange Act) to agree, to such “lock-up” arrangements with the underwriters thereof to the extent reasonably requested by the managing underwriters(s), subject to exceptions for permitted sales by directors and executive officers during such period consistent with underwritten offerings previously conducted by the Company);

(i) provide a transfer agent and registrar for the Registrable Securities and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the Registration Statement;

(j) use its reasonable best efforts to furnish, on the date that shares of Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters by the Company in an underwritten public offering, addressed to the underwriters, (ii) a letter dated as of such date, from the independent public accountants of the Company, in form and substance as is customarily given by independent public accountants to underwriters in an underwritten public offering, addressed to the underwriters and (iii) an engineers’ reserve report letter as of such date, from the independent petroleum engineers of the Company, in form and substance as is customarily given by independent petroleum engineers to underwriters in an underwritten public offering, addressed to the underwriters;

(k) if requested by the Holders, cooperate with the Holders and the managing underwriter(s) (if any) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as such Holders or the managing underwriter (if any) may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

(l) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in form and substance as is customarily given by the Company to underwriters in an underwritten public offering, with the underwriter(s) of such offering;

(m) upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company reasonably requested (collectively, “Records”), and use reasonable best efforts to cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith; provided, that Records that the Company determines, in good faith, to be confidential and that it notifies the selling Holders are confidential shall not be disclosed by the selling Holders unless the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by applicable law. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its affiliates (other than with respect to such Holders’ due diligence) unless and until such information is made generally available to the public, and further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, to the extent permitted and to the extent practicable it shall give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(n) promptly notify the selling Holders and any underwriter(s) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, and in the event of the issuance of any stop order suspending the effectiveness of such Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts to obtain promptly the withdrawal of such order;

(o) promptly notify the selling Holders and any underwriter(s) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus, or a revised Prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made (following receipt of any supplement or amendment to any Prospectus, the selling Holders shall deliver such amended, supplemented or revised Prospectus in connection with any offers or sales of Registrable Securities, and shall not deliver or use any Prospectus not so supplemented, amended or revised);

(p) promptly notify the selling Holders and any underwriter(s) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(q) make available to each Holder (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, and (ii) such number of copies of each Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as any Holder or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities. The Company will promptly notify the Holders of the effectiveness of each Registration Statement or any post-effective amendment or the filing of any supplement or amendment to such Registration Statement or of any Prospectus supplement. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request, if necessary, as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review;

(r) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable;

(s) until the date that is six months following the date of this Agreement, in connection with any transaction or series of anticipated transactions (i) effected pursuant to the Shelf Registration Statement, (ii) with reasonably anticipated gross proceeds in excess of $75 million or involving Registrable Securities having a fair market value in excess of $75 million and (iii) involving a broker, agent, counterparty, underwriter, bank or other financial institution (a “Financial Counterparty,” it being understood for avoidance of doubt that any Holder shall have the sole and exclusive right to engage any such Financial Counterparty), to the extent reasonably requested by the Financial Counterparty in order to engage in the proposed transaction, the Company will use its commercially reasonable efforts to cooperate with such Holder in allowing the Financial Counterparty to conduct customary “underwriter’s due diligence” with respect to the Company;

(t) take such other actions as are reasonably necessary in order to facilitate the disposition of such Registrable Securities; and

(u) notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement or any amendment thereto (other than the initial filing of the Shelf Registration Statement by the Shelf Filing Deadline as contemplated by Section 2.1(a) of this Agreement and any pre-effective amendment thereto) or effect a requested Underwritten Shelf Takedown (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 60 days (or 30 days during the first six months following the date of this Agreement) if (i) the board of directors determines that a postponement is in the best interest of the Company and its stockholders generally due to a proposed transaction involving the Company and determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement, (ii) the board of directors determines such registration would render the Company unable to comply with applicable securities laws or (iii) the board of directors determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided, however, that in no event shall any Blackout Period and/or Suspension Period collectively exceed an aggregate of (i) 30 days in the six-month period following the date of this Agreement or (ii) 120 days in any 12-month period. For the purposes of calculating the number of days of one or more Blackout Periods under this Section 2.2(u) (or Suspension Periods pursuant to Section 2.1(f)), such number shall include any number of days during the applicable period during which the Holders were obligated to discontinue their disposition of Registrable Securities pursuant to Section 2.1(f) and/or 2.3(f) of this Agreement.

2.3 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Company of the occurrence of any event of the kind described in Section 2.2(c), Section 2.2(m), Section 2.2(n), Section 2.2(o) or Section 2.2(s), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. The Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date such Holder either receives the supplemented or amended Prospectus or receives the Advice. If so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable. The Holders acknowledge and agree that receipt of a Suspension Notice may constitute material non-public information regarding the Company and shall keep the existence and contents of any such Suspension Notice confidential. Any Underwritten Shelf Takedown which is suspended because of a Suspension Notice shall not be deemed to be a Demand Request for purposes of Section 2.1(b) unless and until a suspension pursuant to this Section 2.3 is concluded and such Underwritten Shelf Takedown is completed.

2.4 Registration Expenses. All Registration Expenses shall be borne by the Company. In addition, for the avoidance of doubt, the Company shall pay its internal expenses in connection with the performance of or compliance with this Agreement (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed. All Selling Expenses relating to Registrable Securities registered shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities sold.

2.5 Initial Lock-Up Period. Each Initial Holder agrees that, during the period beginning on the date of this Agreement and ending on the 90th day thereafter (the “Lock-Up Period”), such Initial Holder will not offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of the shares of Common Stock issued to such Initial Holder pursuant to the Purchase Agreement; provided, however, that the transfer of Common Stock by an Initial Holder is permitted (i) to Permitted Transferees who shall (A) be subject to the restrictions in this Section 2.5 as if they were the original holders of such Common Stock and (B) promptly transfer such Common Stock back to the applicable Initial Holder if they cease to be a Permitted Transferee for any reason prior to the expiration of the Lock-Up Period, (ii) pursuant to a court order or settlement agreement, and (iii) pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of the Company (provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Common Stock subject to this Agreement shall remain subject to this Agreement); provided, that nothing herein shall prevent any Holder from participating in a Piggyback Underwritten Offering as further described in Section 2.6 below.

2.6 Piggyback Registration Rights.

(a) If the Company at any time proposes to effect an underwritten primary offering for its own benefit or for the benefit of any of its stockholders other than the Holders (in each case, a “Piggyback Underwritten Offering”) and the form of registration statement to be used permits the registration of Registrable Securities, the Company shall give prompt written notice to each Holder of Registrable Securities (which notice shall be given not less than (i) five Business Days prior to the launch of such Piggyback Underwritten Offering or (ii) two Business Days in the case of an Overnight Underwritten Offering, Same-Day Offering or similar “bought deal”), which notice shall offer each such Holder the opportunity to include any or all of its Registrable Securities in such registration statement, subject to the limitations contained in Section 2.6(b) hereof. Each Holder who desires to have its or his Registrable Securities included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within three Business Days of the launch of such Piggyback Underwritten Offering (or one Business Day in the case of an Overnight Underwritten Offering, Same-Day Offering or similar “bought deal”) after the date of such notice from the Company. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in any registration statement pursuant to this Section 2.6(a) by giving written notice to the Company of such withdrawal at any time prior to the execution of an underwriting agreement with respect of such Piggyback Underwritten Offering. Subject to Section 2.6(b) below, the Company shall include in such registration statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered. For the avoidance of doubt, any registration or offering pursuant to this Section 2.6 shall not be considered an Underwritten Shelf Takedown for purposes of Section 2.1 of this Agreement.

(b) With respect to any registration pursuant to Section 2.6(a), if the managing underwriter(s) advise the Company that the inclusion of Registrable Securities requested to be included in the Registration Statement will materially and adversely affect the marketability of the offering (a “Material Adverse Effect”), the Company will be obligated to include in the Registration Statement (after all such shares for its own account), as to each requesting Holder, only a portion of the shares such Holder has requested be registered equal to the product of: (i) the ratio which such Holder’s requested shares bears to the total number of shares requested to be included in such Registration Statement by all Persons (including Holders) who have requested (pursuant to this Agreement or other contractual registration rights) that their shares be included in such Registration Statement; and (ii) the maximum number of Registrable Securities that the managing underwriter advises may be sold in an offering covered by the Registration Statement without a Material Adverse Effect. If, as a result of the provisions of this Section 2.6(b), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Securities in such Registration Statement. No Person may participate in any Registration Statement pursuant to Section 2.6(a) unless such Person (i) agrees to sell such person’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to (A) make any representations or warranties in connection with any such registration other than representations and warranties as to (1) such Person owning his, her or its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (2) such Person having power and authority to effect such transfer or sale, (3) such transfer or sale by such Person contemplated by such underwriting agreement, and such Person’s entry into such underwriting agreement, not constituting a breach of any agreements to which such Person is a party or by which such Person is bound, (4) such transfer or sale contemplated by such underwriting agreement, and such Person’s entry into such underwriting agreement, not constituting a breach or violation of such Person’s organizational documents, if the Person is an entity, or any law applicable to such Person and (5) such matters pertaining to compliance with securities laws as may be reasonably requested, or (B) undertake any indemnification obligations to the Company or the underwriters with respect thereto except as otherwise provided in Section 2.7.

2.7 Indemnification.

(a) The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each Holder that is a seller of Registrable Securities, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) (collectively, the “Seller Affiliates”) (i) against any and all losses, claims, damages, liabilities and expenses, joint or several (including attorneys’ fees and disbursements except as limited by Section 2.7(c)) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact (a) contained in any Registration Statement or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) included in any Prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including reasonable fees, charges and disbursements of counsel) as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (i) or (ii) above; except insofar as any such statements are made in reliance upon information furnished to the Company in writing by such seller or any Seller Affiliate expressly for use therein. The reimbursements required by this Section 2.7(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b) In connection with any Registration Statement or Prospectus covering the sale of Registrable Securities in which a Holder that is a seller of Registrable Securities is participating, each such Holder will (i) cooperate with and furnish to the Company such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus or any filings with any state securities commissions, (ii) to the extent required by the Securities Act, deliver or cause delivery of the Prospectus to any purchaser of the Registrable Securities covered by such Prospectus from such Holder and (iii) if requested by the Company, notify the Company of any sale of Registrable Securities by such Holder, and to the fullest extent permitted by law, each such seller will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and disbursements except as limited by Section 2.7(c)) resulting from any untrue statement or alleged untrue statement of a material fact contained in the (a) Registration Statement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) Prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information so furnished by such Holder or any of its Seller Affiliates in writing expressly for inclusion in the Registration Statement or Prospectus; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to the amount of Registrable Securities registered by them, and, provided, further, that such liability will be limited to the net amount received by such seller from the sale of Registrable Securities pursuant to such Registration Statement or Prospectus.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing (which consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified (which shall be chosen by the Holders of a majority of Registrable Securities so indemnified) by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.7(a) or Section 2.7(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.7(c), defending any such action or claim. Notwithstanding the provisions of this Section 2.7(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement or Prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.7(d) to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

If indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.7(a) and Section 2.7(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.7(d) subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.7(b).

(e) No indemnifying party shall be liable for any settlement effected without its written consent. Each indemnifying party agrees that it will not, without the indemnified party’s prior written consent (which consent may not be unreasonably delayed or withheld), consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect to which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the indemnified parties, of the indemnified parties from all liability and obligation arising therefrom.

(f) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

2.8 Transfer of Registration Rights. The registration rights of a Holder under this Agreement with respect to any Registrable Securities may be transferred or assigned to EnCap Investments, L.P. or its Permitted Transferees; provided, however, that, without the written consent of the Company, no such transfer or assignment may be made unless (i) such Holder shall give the Company written notice prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and (iii) immediately following such transfer the further disposition of such securities by such transferee shall be restricted to the extent set forth under applicable law.

2.9 Free Writing Prospectuses. The Company shall not permit any officer, director, underwriter, broker or any other person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Securities, without the prior written consent of each participating Holder and any underwriter. No Holder shall, or permit any officer, manager, underwriter, broker or any other person acting on behalf of such Holder to, use any free-writing prospectus in connection with any registration statement covering Registrable Securities, without the prior written consent of the Company.

2.10 Current Public Information. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company covenants that it will (i) for as long as the Common Stock is registered pursuant to Section 12(b), Section 12(g) or Section 15(d) of the Exchange Act, use its reasonable best efforts to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) if it is not required to file such reports, make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities to the public without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the SEC.

2.11 Company Obligations Regarding Transfers. The Company shall instruct the transfer agent to remove (and shall cooperate with the transfer agent with respect to the removal of) any legend, notation or similar designation restricting transferability of the Registrable Securities from the certificates or book-entries evidencing Registrable Securities if such Common Stock (i) is sold pursuant to an effective registration statement under the Securities Act, (ii) a registration statement covering the resale of the Registrable Securities is effective under the Securities Act and the applicable holder of such Registrable Securities delivers to the Company a representation letter agreeing that such Registrable Securities will be sold under such effective registration statement, (iii) is sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company) or (iv) is eligible for sale under Rule 144 without the requirement that the Company has complied with the public reporting requirements of the Exchange Act. Each Holder agrees to provide the Company, its counsel and/or the transfer agent with evidence reasonably requested by it in order to cause the removal of such legend, including, as may be appropriate, any information the Company reasonably deems necessary to determine that the legend, notation or similar designation is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to exchange any certificates or instruments representing the Common Stock for ones bearing an appropriate restrictive legend) and regarding the length of time the Common Stock has been held. Any fees of the Company, the transfer agent and Company counsel associated with the issuance of any legal opinion required by the Company’s transfer agent or the removal of such legend shall be borne by the Company.

2.12 Opt-Out Notices. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of the proposed filing of any Underwritten Shelf Takedown, Piggyback Underwritten Offering, the withdrawal of any Underwritten Shelf Takedown or Piggyback Underwritten Offering or any event that would lead to a Suspension Period, Blackout Period or Suspension Notice as contemplated by Section 2.3; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any such notice to such Holder pursuant to this Agreement and such Holder shall no longer be entitled to the rights associated with any such notice and each time prior to a Holder’s intended use of an effective Registration Statement, such Holder will notify the Company in writing at least two Business Days in advance of such intended use, and if a Suspension Notice was previously delivered (or would have been delivered but for the provisions of this Section 2.12) and the suspension period remains in effect, the Company will so notify such Holder, within one Business Day of such Holder’s notification to the Company, by delivering to such Holder a copy of such previous notice of such Suspension Period, and thereafter will provide such Holder with the related notice of the conclusion of such suspension period immediately upon its availability.

2.13 No Conflict of Rights. The Company represents and warrants that it is not subject to any registration rights that are superior to, inconsistent with or that in any way violate or subordinate the rights granted to the Holders hereby. The Company shall not, prior to the termination of this Agreement, grant any registration rights that conflict with, would prevent the Company from performing, or are superior to or inconsistent with, the rights granted to the Holders hereby.

2.14 Holder Lock-Up Period. In connection with any Underwritten Offering, all participating Holders shall agree to such “lock-up” arrangements with the underwriters thereof, to the extent reasonably requested by the managing underwriter(s) and subject to customary exceptions, equal to the shorter of (A) the shortest number of days that any Holder, any other stockholder of the Company participating in such Underwritten Offering, the Company or any director or executive officer of the Company contractually agrees to with such managing underwriter(s) of such Underwritten Offering not to sell any securities of the Company following such Underwritten Offering and (B) 60 days from the date of the execution of the underwriting agreement with respect to such Underwritten Offering (each such period, a “Holder Lock-Up Period”).

ARTICLE III—TERMINATION

3.1 Termination. The provisions of this Agreement shall terminate and be of no further force and effect upon the first date on which the Holders hold in the aggregate Registrable Securities consisting of less than 1.0% of the issued and outstanding shares of Common Stock and all of such Registrable Securities may be sold freely without restriction and without regard to the current public information or other requirements of Rule 144.

ARTICLE IV—MISCELLANEOUS

4.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by hand, by electronic mail transmission, or by certified or registered mail, postage prepaid and return receipt requested. Notices shall be deemed to have been given upon delivery, if delivered by hand, three days after mailing, if mailed, and upon receipt of an appropriate electronic confirmation, if delivered by electronic mail transmission. Notices shall be delivered to the parties at the addresses set forth below:

If to the Company:	Ovintiv Inc. 370 17th Street, Suite 1700 Denver, Colorado 80202 (303) 623-2300 Attention: Meghan N. Eilers Michael Liedtke Email: meghan.eilers@encana.com michael.liedtke@encana.com

With copies to (which shall not constitute notice):	Gibson, Dunn & Crutcher LLP 811 Main St., Suite 3000 Houston, Texas 77002-4995 Attention: Cynthia M. Mabry Hillary H. Holmes Email: cmabry@gibsondunn.com hholmes@gibsondunn.com

If to the Initial Holder, at its address listed on the signature pages hereof.

Any party may from time to time change its address or designee for notification purposes by giving the other parties prior notice in the manner specified above of the new address or the new designee and the subsequent date upon which the change shall be effective.

4.2 Choice of Law; Exclusive Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be constructed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Delaware without regard to principles of conflicts of law.

(b) All actions and proceedings for the enforcement of or based on, arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over the particular matter, any other court of the State of Delaware, or any federal court sitting in the State of Delaware), and each of the parties hereto hereby (i) irrevocably submits to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding, (ii) irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding, (iii) agrees that it shall not bring any such action in any court other than the Court of Chancery of the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over the particular matter, any other court of the State of Delaware, or any federal court sitting in the State of Delaware), and (iv) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which the Company or Holder, as the case may be, is to receive notice in accordance with Section 4.1. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(c) Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

4.3 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 2.7 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 2.7.

4.4 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Company, each Holder and their respective successors and assigns. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving entity unless the surviving entity shall, prior to such merger, consolidation or reorganization, agree to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to include the common equity interests or other securities, if any, which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization, provided that, to the extent the Holders receive securities that are by their terms convertible into common equity interests of the issuer thereof, then any such common equity interests as are issued or issuable upon conversion of said convertible securities shall be included within the definition of “Registrable Securities.”

4.5 Counterparts. This Agreement may be executed by the parties in separate counterparts (including by means of executed counterparts delivered via electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.6 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

4.7 No Waivers; Amendments.

(a) No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

(b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and Holders who then own beneficially more than 50% of the Registrable Securities.

4.8 Entire Agreement. This Agreement contains the entire agreement between the Holders and the Company with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

4.9 Remedies; Specific Performance.

(a) Each Holder shall have all rights and remedies reserved for such Holder pursuant to this Agreement and all rights and remedies which such Holder has been granted at any time under any other agreement or contract and all of the rights which such Holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

(b) The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedies of injunctive relief and of specific performance of the terms hereof will be available in the event of any such breach. If any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

4.10 Negotiated Agreement. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to the construction or interpretation hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

Ovintiv Inc.

By:	/s/ Brendan McCracken
Name:	Brendan McCracken
Title:	President & Chief Executive Officer

Signature Page to the Registration Rights Agreement

NMB Stock Trust

By:	Wilmington Trust, National Association, as Administrative Trustee

By:	/s/ Michael Bochanski Jr.
Name:	Michael Bochanski Jr.
Title:	Assistant Vice President

Address:

c/o Wilmington Trust, National Association 1100 North Market Street Wilmington, DE 19890
Attention:
Email:	mbochanski@wilmingtontrust.com

With copies to (which shall not constitute notice):

Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018
Attention:	Ronald Hewitt
Email:	rhewitt@cov.com

Signature Page to the Registration Rights Agreement